Exhibit 99.1
LPL Financial Announces Third Quarter 2010 and Year-to-Date
Financial Results
Boston, MA — October 25, 2010 — LPL Investment Holdings Inc. (the “Company”), parent company of LPL Financial Corporation (“LPL Financial”), today announced net income of $26.1 million for the third quarter of 2010, or 26 cents per diluted share, compared to a loss of $1.5 million, or 2 cents per diluted share, in the third quarter of 2009.
Adjusted Net Income for the third quarter rose 16.7% to $40.5 million, or 41 cents per diluted share, from $34.7 million, or 35 cents per diluted share, in the third quarter of 2009. Adjusted EBITDA for the quarter was $98.6 million, up 10.1% from $89.6 million in the year-ago quarter. A reconciliation of these non-GAAP measures to GAAP measures, along with an explanation of these metrics, is provided below.
Net revenue for the third quarter of 2010 increased 8.2% to $760.0 million from $702.3 million in the year-ago quarter. Strong growth in the Company’s fee-based and asset-based revenues, combined with modest growth in commission and transaction based fees, highlighted an expansion of revenues during the quarter despite the equity market correction at the end of the second quarter and continued uncertainty in the capital markets.
The Company’s solid results were achieved in the third quarter of 2010 through a combination of factors including: the Company’s diversified sources of recurring revenues; growth in advisory and brokerage assets; a continued focus on disciplined expense management and operational efficiencies across the organization arising from its significant scale; and lower interest expense resulting from an opportunistic debt refinancing in the second quarter of 2010, which included a redemption of its senior unsecured subordinated notes. Additionally, financial results for the third quarter of 2009 include recognition of restructuring charges in connection with the conversion of the operations of the Affiliated Entities into the LPL Financial platform.
Third quarter results include the Focus Conference, the Company’s national conference and one of the key seasonal factors affecting its performance. The Focus Conference serves as a critical training, sales and marketing event, and the Company receives revenues from product sponsors that only partially offset the cost of hosting the event.
For the first nine months of 2010, net revenue increased 13.8% to $2.3 billion, from $2.0 billion in the prior year period. The solid growth was led by strong equity market performance relative to the comparable prior-year period which helped drive strong growth in the Company’s advisory fee and asset-based revenues, as well as trail-based commissions.
Net income was up 106.4% to $59.7 million for the first nine months of 2010, compared to the same period in 2009. Adjusted Net Income through September 30, 2010, was $128.0 million, up 46.3% from the year-ago period. Adjusted EBITDA for the first nine months increased 20.2% to $314.0 million versus the same period in 2009.

Financial Highlights and Key Metrics
(Dollars in thousands except per share data and where noted)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2010	2009	Change	2010	2009	Change
Financial Highlights (unaudited)
Net Revenue	$759,964	$702,326	8.2%	$2,293,531	$2,014,621	13.8%
Net Income (Loss)	$26,144	$(1,456)	*	$59,698	$28,922	106.4%
Adjusted Net Income (1)	$40,526	$34,715	16.7%	$128,043	$87,499	46.3%
Earnings (Loss) Per Share (diluted)	$0.26	$(0.02)	*	$0.59	$0.29	103.4%
Adjusted Net Income per Share (1)	$0.41	$0.35	17.1%	$1.29	$0.89	44.9%
Adjusted EBITDA (1)	$98,633	$89,606	10.1%	$313,954	$261,219	20.2%

	As of September 30,
	2010	2009	Change
Metric Highlights
Financial Advisors (2)	12,017	12,027	(0.1)%
Advisory and Brokerage Assets (3) (billions)	$293.3	$268.9	9.1%
Insured Cash Account Balances (billions)	$11.7	$11.4	2.8%
Money Market Account Balances (billions)	$6.9	$7.5	(8.0)%
Operational Highlights
•	Revenue increased 8.2% from the year-ago quarter. Key drivers of the growth include:
o	Advisory assets in the Company’s fee-based platforms were $86.2 billion for the third quarter of 2010, up 18.7% from $72.6 billion for the year-ago quarter, which outpaced the growth of the average S&P 500 for the period of 10.0%

o	Net new advisory assets were $6.3 billion during the twelve months ended September 30, 2010, reflecting strong new business development in 2009 due to the extraordinary industry and market conditions

o	Asset-based fees increased by 15.1% due to growth in record-keeping, omnibus processing and other administrative fees

o	Commission and transaction fee growth slowed due to softer client activity stemming from the equity market correction near the end of the second quarter of 2010 and the continued uncertainty in the capital markets
•	Total advisory and brokerage assets were $293.3 billion as of September 30, 2010, up 9.1% compared to $268.9 billion as of September 30, 2009

•	Revenues generated from the Company’s cash sweep programs increased by $2.4 million, or 8.1%, to $31.9 million in the third quarter of 2010 compared to $29.5 million in the prior-year period. Variances in fees generated are impacted by assets in the Company’s cash sweep programs, which averaged $18.7 billion for the third quarter of 2010 and $19.5 billion for the year-ago quarter, as well as the effective federal funds rate which averaged 0.19% for the third quarter of 2010 compared to 0.15% for the same period in the prior year. The effective federal funds rate remaining at historical low levels dampens revenue growth from cash sweep programs overall

•	As a result of the debt refinancing in the second quarter of 2010, which included a redemption of the Company’s senior unsecured subordinated notes, interest expense was reduced by $4.2 million in the third quarter of 2010. This reduction in interest expense represents the level of savings for an entire quarter compared with partial savings the Company experienced during the second quarter of 2010

•	From July 27 through July 31, the Company held its annual Focus Conference, bringing together more than 3,500 attendees under the theme of “Focus on the American Dream.” Attendees encompassed independent advisors, bank and credit union-based advisors and program managers, as well as product sponsors, from across the country

•	The Company consolidated the operations of the Affiliated Entities with LPL Financial in the third quarter of 2009, which resulted in attrition of 138 advisors in the fourth quarter of 2009. Excluding this attrition, the Company added 128 new advisors during the trailing twelve months ending September 30, 2010

•	Assets under custody in the LPL Financial Hybrid RIA platform, which provides integrated fee and commission-based capabilities for independent advisors with their own Registered Investment Adviser (“RIA”), grew to $11.6 billion, as of September 30, 2010, and encompassed 105 RIA firms, compared to $6.2 billion and 94 RIA firms as of September 30, 2009

•	Financial advisors affiliated with the Company continued to earn distinction in key media and industry rankings. In August, LPL Financial advisors were named to 42 out of 100 positions on the Registered Rep America’s Top 100 Independent Advisors list, a ranking based on size of assets under management (Registered Rep., “America’s Top 100 Independent B/D Advisors: Savoring Independence,” August 2010)

*	Not Meaningful
(1)	Adjusted EBITDA, Adjusted Net Income and Adjusted Net Income per share have limitations as analytical tools and should not be considered in isolation, or as substitutes for analysis of the Company’s results as reported under GAAP. Some of these limitations are:
•	Adjusted EBITDA, Adjusted Net Income and Adjusted Net Income per share do not reflect all cash expenditures, future requirements for capital expenditures or contractual commitments;

•	Adjusted EBITDA, Adjusted Net Income and Adjusted Net Income per share do not reflect changes in, or cash requirements for, working capital needs; and

•	Adjusted EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt.
The reconciliation from net income (loss) to Adjusted EBITDA and Adjusted Net Income for the periods presented is as follows (in thousands):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
	(unaudited)		(unaudited)
Net income (loss)	$26,144	$(1,456)	$59,698	$28,922
Interest expense	19,511	24,626	71,530	76,599
Income tax expense (benefit)	19,868	(5,029)	39,658	23,526
Amortization of purchased intangible assets and software (a)	9,352	14,915	34,401	45,161
Depreciation and amortization of all other fixed assets	10,420	12,009	33,071	36,435

EBITDA	85,295	45,065	238,358	210,643

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
	(unaudited)		(unaudited)
EBITDA Adjustments:
Share-based compensation expense(b)	2,853	1,640	7,628	3,912
Acquisition and integration related expenses (c)	6,268	728	9,785	2,389
Restructuring and conversion costs (d)	4,153	42,135	19,438	44,161
Debt amendment and extinguishment costs (e)	28	—	38,633	—
Other (f)	36	38	112	114

Total EBITDA Adjustments	13,338	44,541	75,596	50,576

Adjusted EBITDA	$98,633	$89,606	$313,954	$261,219

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
	(unaudited)		(unaudited)
Net income	$26,144	$(1,456)	$59,698	$28,922
After-Tax:
EBITDA Adjustments (g)
Share-based compensation expense (h)	2,257	1,308	6,137	3,206
Acquisition and integration related expenses	3,809	439	5,946	1,441
Restructuring and conversion costs	2,549	25,407	11,812	26,629
Debt amendment and extinguishment costs	17	—	23,477	—
Other	22	23	68	68

Total EBITDA Adjustments	8,654	27,177	47,440	31,344

Amortization of purchased intangible assets and software (g)	5,728	8,994	20,905	27,233

Adjusted Net Income	$40,526	$34,715	$128,043	$87,499

Adjusted Net Income per share (i)	$0.41	$0.35	$1.29	$0.89
Weighted average shares outstanding — diluted	99,612	98,703	99,303	98,527
(a)	Represents amortization of intangible assets and software as a result of the Company’s purchase accounting adjustments from its merger transaction in 2005 and 2007 acquisitions of UVEST Financial Services Group, Inc. (“UVEST”), Mutual Service Corporation, Associated Financial Group, Inc., Associated Securities Corp, Inc., Associated Planners Investment Advisory, Inc. and Waterstone Financial Group, Inc. (collectively, the “Affiliated Entities”) and IFMG Securities, Inc., Independent Financial Marketing Group, Inc. and LSC Insurance Agency of Arizona, Inc. (together, “IFMG”).

(b)	Represents share-based compensation related to vested stock options awarded to employees and non-executive directors based on the grant date fair value under the Black-Scholes valuation model.

(c)	Represents acquisition and integration costs resulting from the Company’s 2007 acquisitions of the Affiliated Entities and IFMG. Included in the three and nine months ended September 30, 2010, are expenditures for certain legal settlements that have not been resolved with the indemnifying party.

(d)	Represents organizational restructuring charges incurred in 2009 and 2010 for severance and one-time termination benefits, asset impairments, lease and contract termination fees and other transfer costs.

(e)	Represents debt amendment costs incurred in 2010 for amending and restating the credit agreement to establish a new term loan tranche and to extend the maturity of an existing tranche on the senior credit facilities, and debt extinguishment costs to redeem the subordinated notes, as well as certain professional fees incurred.

(f)	Represents excise and other taxes.

(g)	EBITDA Adjustments and amortization of purchased intangible assets and software have been tax effected using a federal rate of 35% and the applicable effective state rate, which ranged from 4.23% to 4.71%, net of the federal tax benefit. In April 2010, a step up in basis of $89.1 million for internally developed software that was established at the time of the 2005 merger transaction became fully amortized, resulting in lower balances of intangible assets that are amortized.

(h)	Represents the after-tax expense of non-qualified stock options in which the Company receives a tax deduction upon exercise, and the full expense impact of incentive stock options granted to employees that have vested and qualify for preferential tax treatment and conversely, the Company does not receive a tax deduction. Share-based compensation for vesting of incentive stock options was $1.3 million and $0.8 million, respectively, for the three months ended September 30, 2010 and 2009, and $3.8 million and $2.1 million, respectively, for the nine months ended September 30, 2010 and 2009.

(i)	Represents Adjusted Net Income divided by weighted average number of shares outstanding on a fully diluted basis. Set forth is a reconciliation of earnings (loss) per share on a fully diluted basis as calculated in accordance with GAAP to Adjusted Net Income per share:

	For the Three		For the Nine
	Months Ended		Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
	(unaudited)		(unaudited)
Earnings (loss) per share — diluted	$0.26	$(0.02)	$0.59	$0.29
Adjustment for allocation of undistributed earnings to stock units	—	—	0.01	0.01
After-Tax:
EBITDA Adjustments per share	0.09	0.28	0.48	0.32
Amortization of purchased intangible assets and software per share	0.06	0.09	0.21	0.27

Adjusted Net Income per share	$0.41	$0.35	$1.29	$0.89

(2)	Advisors are defined as those investment professionals who are licensed to do business with the Company’s broker-dealer subsidiaries. The Company consolidated the operations of the Affiliated Entities with LPL Financial in the third quarter of 2009, which resulted in attrition of 138 advisors in the fourth quarter of 2009. Excluding this attrition, the Company added 128 new advisors during the twelve month period ended September 30, 2010.

(3)	Advisory and brokerage assets are comprised of assets that are custodied, networked, and non-networked and reflect market movement in addition to new assets, inclusive of new business development and net of attrition.
About LPL Financial
LPL Financial, a wholly owned subsidiary of LPL Investment Holdings Inc., is an independent broker-dealer. LPL Financial and its affiliates offer proprietary technology, comprehensive clearing and compliance services, practice management programs and training, and independent research to over 12,000 independent financial advisors and financial advisors at financial institutions. Additionally, LPL Financial supports approximately 4,000 financial advisors who are affiliated and licensed with insurance companies with customized clearing, advisory platforms and technology solutions. LPL Financial and its affiliates have over 2,500 employees with employees and offices in Boston, Charlotte, and San Diego. For more information, please visit www.lpl.com. Member FINRA/SIPC
Forward-Looking Statements
This press release may contain forward-looking statements (regarding the Company’s future financial condition, results of operations, business strategy and financial needs, and other similar matters) that involve risks and uncertainties. Forward-looking statements can be identified by words such as “anticipates,” “expects,” “believes,” “plans,” “predicts,” and similar terms. Forward-looking statements are not guarantees of future performance and actual results may differ significantly from the results discussed in the forward-looking statements. Important factors that may cause such differences include, but are not limited to, changes in general economic and financial market conditions, fluctuations in the value of assets under management, effects of competition in the financial services industry, changes in the number of the Company’s financial advisors and institutions and their ability to effectively market financial products and services, the effect of current, pending and future legislation, regulation and regulatory actions, and other factors set forth in the Company’s Amendment No. 3 to Form S-1/A filed on August 10, 2010, which is available on www.sec.gov.
Non-GAAP Financial Measures
Adjusted Net Income represents net income before: (a) share-based compensation expense, (b) amortization of intangible assets and software, a component of depreciation and amortization, resulting from the merger transaction in 2005 and the 2007 acquisition of UVEST, the Affiliated Entities, and IFMG, (c) debt amendment and extinguishment costs and (d) restructuring and conversion costs. Reconciling items are tax effected using the income tax rates in effect for the applicable period, adjusted for any potentially non-deductible amounts. Adjusted Net Income per share represents Adjusted Net Income divided by weighted average outstanding shares on a fully diluted basis. The Company prepared Adjusted Net Income and Adjusted Net Income per share to eliminate the effects of items that it does not consider indicative of its core operating performance. The Company believes this measure provides investors with greater transparency by helping illustrate the underlying financial and business trends relating to results of operations and financial condition and comparability between current and prior periods. Adjusted Net Income and Adjusted Net Income per share are not measures of the Company’s financial performance under GAAP and should not be considered as an alternative to net income or earnings per share or any other performance measure derived in accordance with GAAP, or as an alternative to cash flows from operating activities as a measure of profitability or liquidity.
Adjusted EBITDA is defined as EBITDA (net income plus interest expense, income tax expense, depreciation and amortization), further adjusted to exclude certain non-cash charges and other adjustments set forth in the table above. The Company presents Adjusted EBITDA because the Company considers it a useful financial metric in assessing the Company’s operating performance from period to period by excluding certain items that the Company believes are not representative of its core business, such as certain material non-cash items and other adjustments that are outside the control of management. Adjusted EBITDA is not a measure of the Company’s financial performance under GAAP and should not be considered as an alternative to net income or any other performance measure derived in accordance with GAAP, or as an alternative to cash flows from operating activities as a measure of profitability or liquidity. In addition, Adjusted EBITDA can differ significantly from company to company depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments.
# # #

Media Relations	Investor Relations
Michael Herley / David Lilly	Mark Barnett
Kekst and Company	LPL Financial
Phone: 212-521-4897 or 212-521-4878	Phone: 617-897-4574
Email: media.inquiries@lpl.com	Email: investor.relations@lpl.com

LPL Investment Holdings Inc.
Condensed Consolidated Statements of Income
(Dollars in thousands except per share data and where noted)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,		%	September 30,		%
	2010	2009	Change	2010	2009	Change
Revenues
Commissions	$385,273	$370,249	4.1%	$1,194,414	$1,084,900	10.1%
Advisory fees	212,344	182,141	16.6%	633,820	507,509	24.9%
Asset-based fees	81,599	70,894	15.1%	230,485	201,287	14.5%
Transaction and other fees	70,243	68,764	2.2%	205,738	191,711	7.3%
Other	10,505	10,278	2.2%	29,074	29,214	(0.5)%

Net revenues	759,964	702,326	8.2%	2,293,531	2,014,621	13.8%

Expenses
Production	525,628	481,182	9.2%	1,595,368	1,387,701	15.0%
Compensation and benefits	74,627	66,337	12.5%	223,024	198,156	12.5%
General and administrative	68,798	65,787	4.6%	176,585	165,159	6.9%
Depreciation and amortization	19,772	26,924	(26.6)%	67,472	81,596	(17.3)%
Restructuring charges	1,863	42,219	(95.6)%	10,434	41,695	(75.0)%
Other	3,750	1,640	128.7%	11,801	11,003	7.3%

Total operating expenses	694,438	684,089	1.5%	2,084,684	1,885,310	10.6%

Non-operating interest expense	19,511	24,626	(20.8)%	71,530	76,599	(6.6)%
Loss on extinguishment of debt	—	—	*	37,979	—	*
Loss (gain) on equity method investment	3	96	(96.9)%	(18)	264	*
Total expenses	713,952	708,811	0.7%	2,194,175	1,962,173	11.8%
Income before provision for (benefit from) income taxes	46,012	(6,485)	*	99,356	52,448	89.4%
Provision for (benefit from) income taxes	19,868	(5,029)	*	39,658	23,526	68.6%

Net income (loss)	$26,144	$(1,456)	*	$59,698	$28,922	106.4%

Earnings (loss) per share
Basic	$0.30	$(0.02)	*	$0.68	$0.33	106.1%
Diluted	$0.26	$(0.02)	*	$0.59	$0.29	103.4%

*	Not Meaningful.

LPL Investment Holdings Inc.
Financial Highlights
(Dollars in thousands, unless otherwise noted)
(Unaudited)

	Three Month Quarterly Results
	Q3 2010	Q2 2010	Q1 2010	Q4 2009	Q3 2009
REVENUES
Commissions	$385,273	$420,169	$388,972	$392,755	$370,249
Advisory fees	212,344	215,146	206,330	196,630	182,141
Asset-based fees	81,599	77,436	71,450	71,606	70,894
Transaction and other fees	70,243	68,132	67,363	63,863	68,764
Other	10,505	9,278	9,291	10,030	10,278

Net revenues	759,964	790,161	743,406	734,884	702,326

EXPENSES
Production	525,628	556,538	513,202	516,878	481,182
Compensation and benefits	74,627	74,822	73,575	72,280	66,337
General and administrative	68,798	54,550	53,237	53,257	65,787
Depreciation and amortization	19,772	22,110	25,590	26,700	26,924
Restructuring charges	1,863	4,622	3,949	17,000	42,219
Other	3,750	3,274	4,777	4,291	1,640

Total operating expenses	694,438	715,916	674,330	690,406	684,089

Non-operating interest expense	19,511	27,683	24,336	24,323	24,626
Loss on extinguishment of debt	—	37,979	—	—	—
Loss (gain) on equity method investment	3	(45)	24	36	96

Total expenses	713,952	781,533	698,690	714,765	708,811

INCOME (LOSS) BEFORE PROVISION FOR / (BENEFIT FROM) INCOME TAXES	46,012	8,628	44,716	20,119	(6,485)
PROVISION FOR / (BENEFIT FROM) INCOME TAXES(1)	19,868	628	19,162	1,521	(5,029)

NET INCOME (LOSS)	$26,144	$8,000	$25,554	$18,598	$(1,456)

EARNINGS (LOSS) PER SHARE
Basic	$0.30	$0.09	$0.29	$0.21	$(0.02)
Diluted	$0.26	$0.08	$0.25	$0.19	$(0.02)

FINANCIAL CONDITION
Total Cash & Cash Equivalents	$442,547	$402,741	$324,761	$378,594	$245,489
Total Assets	$3,364,896	$3,315,310	$3,343,286	$3,336,936	$3,213,879
Total Debt(2)	$1,390,132	$1,393,625	$1,407,117	$1,369,223	$1,404,829
Stockholders’ Equity	$927,335	$897,863	$883,157	$850,875	$828,029
Capital Expenditures(3)	$7,282	$2,189	$1,463	$1,910	$2,767

KEY METRICS
Financial Advisors	12,017	12,066	12,026	11,950	12,027
Advisory and Brokerage Assets(billions)	$293.3	$276.9	$284.6	$279.4	$268.9
Insured Cash Account Balances (4) (billions)	$11.7	$11.8	$11.4	$11.6	$11.4
Money Market Account Balances (4) (billions)	$6.9	$7.2	$6.7	$7.0	$7.5
Adjusted EBITDA(5)	$98,633	$109,864	$105,457	$94,849	$89,606
Adjusted Net Income(5)	$40,526	$46,418	$41,099	$42,057	$34,715
Adjusted Net Income per share(5)	$0.41	$0.47	$0.42	$0.43	$0.35

(1)	The Company reported a low effective income tax rate for the three months ended June 30, 2010, due to a favorable state apportionment ruling covering the current and previous years and due to the revision of certain settlement contingencies for prior periods. The ruling resulted in a reduction of 27.8% and the revision to settlement contingencies resulted in a reduction of 9.6%, respectively, to the Company’s effective income tax rate.

(2)	Represents borrowings on the Company’s senior secured credit facility, senior unsecured subordinated notes, revolving line of credit and bank loans payable.

(3)	Represents capital expenditures incurred during the three months ended as of each reporting period.

(4)	Represents insured cash and money market account balances as of each reporting period.

(5)	The reconciliation from net income to Adjusted EBITDA and Adjusted Net Income for the periods presented is as follows (in thousands):

	Q3	Q2	Q1	Q4	Q3
	2010	2010	2010	2009	2009
			(unaudited)
Net income (loss)	$26,144	$8,000	$25,554	$18,598	$(1,456)
Interest expense	19,511	27,683	24,336	24,323	24,626
Income tax expense (benefit)	19,868	628	19,162	1,521	(5,029)
Amortization of purchased intangible assets and software (a)	9,352	10,938	14,111	14,416	14,915
Depreciation and amortization of all other fixed assets	10,420	11,172	11,479	12,284	12,009

EBITDA	$85,295	$58,421	$94,642	$71,142	$45,065
EBITDA Adjustments:
Share-based compensation expense(b)	$2,853	$2,239	$2,536	$2,525	$1,640
Acquisition and integration related expenses(c)	6,268	3,377	140	648	728
Restructuring and conversion costs(d)	4,153	7,306	7,979	20,497	42,135
Debt amendment and extinguishment costs (e)	28	38,484	121	—	—
Other(f)	36	37	39	37	38

Total EBITDA Adjustments	13,338	51,443	10,815	23,707	44,541

Adjusted EBITDA	$98,633	$109,864	$105,457	$94,849	$89,606

Net income (loss)	$26,144	$8,000	$25,554	$18,598	$(1,456)
After-Tax:
EBITDA Adjustments(g)
Share-based compensation expense (h)	2,257	1,870	2,010	1,940	1,308
Acquisition and integration related expenses	3,809	2,052	85	392	439
Restructuring and conversion costs	2,549	4,440	4,823	12,390	25,407
Debt amendment and extinguishment costs	17	23,387	73	—	—
Other	22	22	24	23	23

Total EBITDA Adjustments	8,654	31,771	7,015	14,745	27,177

Amortization of purchased intangible assets and software (g)(h)	5,728	6,647	8,530	8,714	8,994

Adjusted Net Income	$40,526	$46,418	$41,099	$42,057	$34,715

Adjusted Net Income per share (i)	$0.41	$0.47	$0.42	$0.43	$0.35
Weighted average shares outstanding — diluted	99,612	99,487	98,945	98,787	98,703

(a)	Represents amortization of intangible assets and software as a result of the Company’s purchase accounting adjustments from its merger transaction in 2005 and 2007 acquisitions of UVEST, the Affiliated Entities and IFMG.

(b)	Represents share-based compensation for stock options awarded to employees and non-executive directors based on the grant date fair value under the Black-Scholes valuation model.

(c)	Represents acquisition and integration costs resulting from the Company’s 2007 acquisitions of the Affiliated Entities and IFMG. Included in the three and nine months ended September 30, 2010, are expenditures for certain legal settlements that have not been resolved with the indemnifying party.

(d)	Represents organizational restructuring charges incurred in 2009 and 2010 for severance and one-time termination benefits, asset impairments, lease and contract termination fees and other transfer costs.

(e)	Represents debt amendment costs incurred in 2010 for amending and restating the credit agreement to establish a new term loan tranche and to extend the maturity of an existing tranche on the senior credit facilities, and debt extinguishment costs to redeem the subordinated notes.

(f)	Represents excise and other taxes.

(g)	EBITDA Adjustments and amortization of purchased intangible assets, a component of depreciation and amortization, have been tax effected using a federal rate of 35% and the applicable effective state rate, which ranged from 4.23% to 4.71%, net of the federal tax benefit.

(h)	Represents amortization of intangible assets and software which were $9.4 million, $10.9 million, $14.1 million, $14.4 million, and $14.9 million, before taxes for the three months ended September 30, 2010, June 30, 2010, March 31, 2010, December 31, 2009, and September 30, 2009, respectively. The amortization of intangible assets and software was a result of the purchase accounting adjustments from the merger transaction in 2005 and the 2007 acquisitions of UVEST, the Affiliated Entities and IFMG. In April 2010, a step up in basis of $89.1 million for internally developed software that was established at the time of the 2005 merger transaction became fully amortized, resulting in lower balances in those intangible assets that are amortized.

(i)	Set forth is a reconciliation of earnings per share on a fully diluted basis as calculated in accordance with GAAP to Adjusted Net Income per share:

	Q3	Q2	Q1	Q4	Q3
	2010	2010	2010	2009	2009
			(unaudited)
Earnings (loss) per share — diluted	$0.26	$0.08	$0.25	$0.19	$(0.02)
Adjustment for allocation of undistributed earnings to stock units	—	—	0.01	—	—
After-Tax:
EBITDA Adjustments per share	0.09	0.32	0.07	0.15	0.28
Amortization of purchased intangible assets per share	0.06	0.07	0.09	0.09	0.09

Adjusted Net Income per share	$0.41	$0.47	$0.42	$0.43	$0.35